UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor Boston, MA		02114
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2025, Myomo, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”), dated July 11, 2024, by and between the Company and Silicon Valley Bank, a division of First-Citizens Bank and Trust Company (the “Bank”). The Amendment provides for, among other things, a new term loan facility (the “Term Loan”) to the Company of up to $3,000,000, available to the Company until February 28, 2026. Advances under the Term Loan (collectively, the “Term Loan Advances”) will be payable in 36 equal monthly installments of principal plus interest, commencing on March 1, 2026, and to the extent not paid, all remaining obligations will become due and payable on February 1, 2029. Term Loan Advances shall accrue interest at a floating rate per annum equal to the greater of (a) 5.0% or (b) the “prime rate,” as published from time to time in the money rates section of the Wall Street Journal, minus 1.0%. At the Company’s option, the Company may prepay all outstanding borrowings under the Term Loan, plus accrued and unpaid interest thereon, subject to a prepayment premium ranging from 1.0% to 3.0%, depending on the year of prepayment. The Term Loan also provides for an end of term charge equal to 2.50% of the aggregate principal amount of any loans prepaid or repaid, as applicable.

The Amendment also makes certain changes to the Company’s revolving line of credit under the Loan Agreement, including (i) increasing the defined limit for concentration of Medicare receivables that may be included as “eligible accounts” under the Loan Agreement, and (ii) increasing the permitted aggregate maximum balance that may be maintained in the Company’s German subsidiary.

The foregoing description of the Amendment is not complete and each is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Loan and Security Agreement, dated February 18, 2025, between the Company and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	February 19, 2025	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer